UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 26, 2021

EASTSIDE DISTILLING, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38182	20-3937596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8911 NE Marx Dr, Suite A2,

Portland, Oregon 97220

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (971) 888-4264

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $0.0001 par value	EAST	The Nasdaq Stock Market LLC
(Title of Each Class)	(Trading Symbol)	(Name of Each Exchange on Which Registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

Effective on October 26, 2021, Eastside Distilling, Inc. (the “Company”) Two Million Five Hundred Thousand (2,500,000) shares (“Preferred Shares”) of Series B Convertible Preferred Stock (“Series B Preferred Stock”) at a purchase price of $1.00 per Preferred Share, which Preferred Shares are convertible into shares (“Conversion Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”) pursuant to the terms and conditions set forth in a Certificate of Designation Establishing Series B Preferred Stock of the Company (“Certificate of Designation”) with an initial conversion price of $3.10, and, in connection with the purchase of such Shares, the Subscriber shall receive a warrant (a “Warrant”), to purchase up to 116,666 shares of Common Stock (“Warrant Shares”) at an exercise price equal to $3.75. The Preferred Shares and the Warrant were issued pursuant to a securities purchase agreement (“Purchase Agreement”) with an accredited investor (“Subscriber”) entered into on October 19, 2021, as previously disclosed on the Company’s current report on Form 8-K filed with the United States Securities and Exchange Commission (the “SEC”) on October 25, 2021 (the “Prior 8-K”).

The Company received approximately $2.485 million in net proceeds from the closing, after deducting the legal fees of the Subscriber in connection with the transaction. The Company intends to use the proceeds for acquisition of capital equipment, working capital, and general corporate purposes.

The Company entered into a Registration Rights Agreement with the Subscriber (the “Registration Rights Agreement”). Pursuant to the terms of Registration Rights Agreement, the Company has agreed to file with the SEC an initial Registration Statement on Form S-3 covering the resale of all of the Registrable Securities (as defined in the Registration Rights Agreement), with the filing of such initial Registration Statement to occur within 30 days of each closing date. The Registration Rights is attached to the Prior 8-K as Exhibit 10.2 and incorporated herein by reference.

The terms of the private offering are more fully set forth in the Purchase Agreement attached to the Prior 8-K as Exhibit 10.1 and incorporated herein by reference. The powers, designations, preferences, privileges, limitations, restrictions, and relative rights of the Preferred Shares are set forth in the Certificate of Designation attached to the Prior 8-K as Exhibits 3.1 and 3.2 and incorporated by reference herein. The Warrant is subject to the terms and conditions of the form attached to the Prior 8-K as Exhibit 4.1 and incorporated by reference herein.

The Company offered and sold the Preferred Shares and the Warrant pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

3.1	Certificate of Designation Establishing Series B Preferred Stock, as filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on October 25, 2021.
3.2	Certificate of Amendment to Designation, as filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on October 25, 2021.
4.1	Form of Warrant, as filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on October 25, 2021.
10.1	Securities Purchase Agreement by and among Eastside Distilling, Inc. and the Subscriber, as filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 25, 2021.
10.2	Registration Rights Agreement by and among Eastside Distilling, Inc. and the Subscriber, as filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on October 25, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 29, 2021

EASTSIDE DISTILLING, INC.

By:	/s/ Geoffrey Gwin
Geoffrey Gwin
Chief Financial Officer